Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed combined financial statements combine the historical consolidated financial statements of Hanover Capital Mortgage Holdings, Inc. (“HCM,” which changed its name to Walter Investment Management Corp. (“WIMC” or the “Company”) at the closing of the Transaction, as defined below) and Walter Investment Management, LLC (“Spinco”). These unaudited pro forma condensed combined financial statements give effect to the Transaction, which will be accounted for as a reverse acquisition under the purchase method of accounting. For this purpose, Spinco will be deemed the accounting acquirer and HCM will be deemed the accounting acquiree. The pre-acquisition combined financial statements of Spinco will be treated as the historical financial statements of the combined company and HCM’s historical stockholders’ equity will not be carried forward to the combined company.
     The following unaudited pro forma condensed combined statements of operations give effect to the Transaction as if it had occurred January 1, 2009 and 2008, respectively. The following unaudited pro forma condensed combined balance sheet assumes that the Transaction was consummated on March 31, 2009, and combines HCM’s historical consolidated balance sheet as of March 31, 2009 with Spinco’s historical combined balance sheet as of March 31, 2009. The unaudited pro forma condensed consolidated financial statements of Spinco as of March 31, 2009 were derived from its unaudited condensed consolidated financial statements as of March 31, 2009 (included with this Report as Exhibit 99.2). The unaudited pro forma condensed consolidated financial statements of HCM as of March 31, 2009 were derived from its unaudited condensed consolidated financial statements as of March 31, 2009 (as filed on Form 10-Q with the SEC on May 15, 2009).
     The unaudited pro forma condensed consolidated statement of operations of Spinco as of December 31, 2008 was derived from its audited consolidated financial statements as of December 31, 2008 (included with this Report as Exhibit 99.1). The unaudited pro forma condensed consolidated statement of operations of HCM as of December 31, 2008 was derived from its audited consolidated financial statements as of December 31, 2008 (as filed on Form 10-K with the SEC on March 31, 2009).
     The pro forma adjustments are based upon available information, preliminary estimates and certain assumptions that the Company believes are reasonable and are described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not take into account (i) any synergies or cost savings that may or are expected to occur as a result of the Transaction or (ii) any cash or non-cash charges that the Company may incur in connection with the Transaction, the level and timing of which cannot yet be determined. The unaudited pro forma condensed combined financial statements have been prepared in accordance with SEC rules and regulations.
     The unaudited pro forma condensed combined financial statements assume that the merger transaction would be accounted for using the purchase method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 141(R), “Business Combinations” (“SFAS 141(R)”). The total purchase price has been preliminarily allocated based on available information and preliminary estimates and assumptions that management believes are reasonable. However, the allocation of purchase price has not been finalized and the actual adjustments to the combined financial statements will depend on a number of factors, including additional information available and the net assets on the closing date of the Transaction. Accordingly, there can be no assurance that the final allocation of purchase price will not materially differ from the preliminary allocations reflected in the unaudited pro forma combined financial statements.
     The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the combined companies’ actual performance or financial position would have been had the Transaction occurred on the dates indicated and does not purport to indicate financial position or results of operations as of any future date or for any future period. Please refer to the following information in conjunction with these unaudited pro forma condensed combined financial statements: the accompanying notes to these unaudited pro forma condensed combined financial statements, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from HCM’s Annual Report on Form 10-K as of and for the year ended December 31, 2008 and from HCM’s Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2009, Spinco’s audited consolidated financial statements as of and for the year ended December 31, 2008 and Spinco’s unaudited consolidated financial statements as of and for the three months ended March 31, 2009 included with this Report as Exhibits 99.1 and 99.2, respectively.

Description of the Transaction and acquisition and basis of presentation
The Transaction
     On September 30, 2008, Walter Industries, Inc. (“Walter,” our parent) outlined its plans to separate its Financing business from its core Natural Resources businesses through a spin-off to shareholders and subsequent merger with HCM, a publicly traded New Jersey-based real estate investment trust (“REIT”). Also on September 30, 2008, as amended and restated on October 28, 2008, the Company entered into a definitive agreement to merge with HCM.
     Walter Investment Management, LLC was formed by Walter as a wholly owned subsidiary on February 3, 2009 to facilitate the separation of the business from Walter and to receive substantially all of the Financing business from Walter after Walter acquired it from JWH Holding Company, LLC (“JWHHC”, a wholly-owned subsidiary of Walter and parent company of each of the entities within the Financing business). The subsidiaries and assets that Spinco will own at the time of the merger will include all assets of Walter Mortgage Company (“WMC”), Best Insurors, Inc. (“Best”) and the active property insurance program of Cardem Insurance Co. (“Cardem”), which was transferred to Walter Investment Reinsurance Co. Ltd. (“WIRC”), a newly-formed Bermuda captive insurance company, prior to the spin-off.
     As a result, the consolidated financial position, results of operations and cash flows of Spinco at the time of the spin-off and the merger is substantially the same as those of JWHHC’s continuing operations which consisted of the Financing business. The unaudited pro forma condensed combined financial statements give effect to (1) JWHHC’s sale  of assets comprising substantially all of Walter’s Financing business to Walter and the subsequent contribution of those assets by Walter to Spinco, including a new captive insurance business, Walter Investment Reinsurance Co. Ltd., (2) the spin-off of Spinco to Walter’s stockholders as of the record date for the spin-off, (3) the payment by Spinco of a taxable dividend consisting of cash and additional equity interests to Spinco’s members immediately following the spin-off and (4) the merger of Spinco with HCM, accounted for as a reverse acquisition under SFAS 141(R), with Spinco considered the accounting acquirer and HCM the legal acquirer, based on the assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
      Walter distributed 100% of its interest in Spinco to its stockholders in a spin-off transaction effective April 17, 2009. Following the spin-off, Spinco paid a taxable dividend consisting of cash and additional equity interests to its members. The merger occurred immediately following the spin-off and taxable dividend on April 17, 2009. The combined company will continue to operate as a publicly traded REIT following the merger. The company was re-named Walter Investment Management Corp., is headquartered in Tampa, Florida and has approximately 225 employees. After the spin-off and merger, Walter’s stockholders that became members of Spinco as a result of the spin-off and certain holders of options to acquire limited liability company interests of Spinco collectively own 98.5% and stockholders of HCM own 1.5% of the shares of common stock of WIMC outstanding or reserved for issuance in settlement of certain restricted stock units of WIMC.
Basis of presentation
     The unaudited pro forma condensed combined financial statements have been prepared based on the historical financial information of Spinco and HCM giving effect to the merger transaction and acquisition and related adjustments described in these notes. Certain note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by the SEC rules and regulations.
     These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the Transaction actually taken place at the dates indicated and do not purport to be indicative of future position or operating results.
Purchase accounting
     The Merger has been accounted for using the purchase method of accounting in accordance with SFAS No. 141(R) as a reverse acquisition. In a reverse acquisition, the post-acquisition net assets of the surviving combined company includes the historical cost basis of the net assets of the accounting acquirer, Spinco, plus the fair value of the net assets of the accounting acquiree, HCM, representing a complete (i.e., 100%) change in accounting basis of HCM’s assets and liabilities. Further, under the purchase method, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill. A bargain purchase occurs if the acquisition-date amounts of the identifiable net assets acquired, excluding goodwill, exceed the sum of (i) the value of consideration transferred, (ii) the value of any noncontrolling interest in the acquiree, and (iii) the fair value of any previously held equity interest in the acquiree.
     The related purchase price allocation included in the accompanying unaudited pro forma condensed combined financial statements is based on a preliminary evaluation of the fair value of the assets and liabilities assumed of HCM as of March 31, 2009 and will change based on the financial information as of the acquisition date, April 17, 2009. The preliminary purchase price for the acquisition is $2.2 million and is comprised of the fair value of HCM (308,302 HCM shares at $7.09, the closing stock price of WIMC on April 17, 2009).
     The above purchase price has been preliminarily allocated to the March 31, 2009 tangible assets acquired and liabilities assumed based on management’s estimates of their current fair values. The final valuation of the April 17, 2009 net assets is expected to be completed as soon as possible, but no later than one year from the acquisition date in accordance with generally accepted accounting principles. Acquisition-related transaction costs including legal and accounting fees and other external costs directly related to the merger were expensed as incurred.
     The purchase price has been preliminarily allocated as follows (in thousands):

Cash	$507
Investment in mortgage securities	3,152
Instalment notes receivable, net	4,555
Other assets	418
Accounts payable and accrued expenses	(2,200)
Mortgage-backed/Asset-backed notes	(2,681)
Other liabilities	(727)
Bargain purchase	(838)

$2,186

Walter Investment Management Corp.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2009

				Pro forma				Pro forma	Pro forma
	HCM	Adjustments		HCM	Spinco	Adjustments		Spinco	WIMC
					(in thousands)
ASSETS
Cash and Cash Equivalents	$507	$—		$507	$5,480	$—		$5,480	$5,987
Short-term Investments, Restricted	—	—		—	49,189	—		49,189	49,189
Investment in Mortgage Securities	5,551	(2,399	) (3)	3,152	—	2,399	(3)	2,399	5,551
Instalment Notes Receivable, Net	4,601	(46	) (2)	4,555	1,733,231	—		1,733,231	1,737,786
Houses Held for Resale	—	—		—	50,884	—		50,884	50,884
Unamortized Debt Expense	—	—		—	19,416	—		19,416	19,416
Other Assets	1,688	(1,270	) (2) (3)	418	16,312	(4,900	) (3)	11,412	11,830

Total Assets	$12,347	$(3,715)		$8,632	$1,874,512	$(2,501)		$1,872,011	$1,880,643

LIABILITIES AND EQUITY (DEFICIT)
Accounts Payable and Accrued Expenses	$1,159	$1,041	(3)	$2,200	$52,537	$(17,330	) (4) (5)	$35,207	$37,407
Deferred Income — Software Sale	1,000	(1,000	) (3)	—	—	—		—	—
Notes Payable to Spinco	3,900	(3,900	) (3)	—	—	—		—	—
Deferred Income Tax Liability, Net	—	—		—	55,316	(55,381	) (7)	(65)	(65)
Mortgage-backed/
Asset-backed Notes	2,778	(97	) (2)	2,681	1,345,160	—		1,345,160	1,347,841
Accrued Interest	—	—		—	9,464	—		9,464	9,464
Other Liabilities	47,573	(46,846	) (1)	727	630	—		630	1,357
Bargain Purchase	—	—		—	—	—		—	838	(2)
Stockholders’/Member’s (Deficit) Equity	(44,063)	47,087	(1) (2) (3)	3,024	411,405	70,210	(3) (4) (5) (6) (7)	481,615	483,801	(2)

Total Liabilities and Equity	$12,347	$(3,715)		$8,632	$1,874,512	$(2,501)		$1,872,011	$1,880,643

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Walter Investment Management Corp.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2009

				Pro forma				Pro forma	Eliminate		Pro forma
	HCM	Adjustments		HCM	Spinco	Adjustments		Spinco	Intercompany		WIMC
					(dollars in thousands)
Net Interest Income:
Interest Income on Instalment Notes	$210	$—		$210	$45,385	$—		$45,385	$—		$45,595
Interest Expense	1,083	(1,011	) (10)	72	23,089	—		23,089	—		23,161

Total Net Interest Income	(873)	1,011		138	22,296	—		22,296	—		22,434
Provision for Loan Losses	—	—		—	4,357	—		4,357	—		4,357

Total Net Interest Income After the Provision	(873)	1,011		138	17,939	—		17,939	—		18,077

Non-Interest Income:
Premium Revenue	—	—		—	3,144	—		3,144	—		3,144
Other Revenue	201	2,501	(8)	2,702	371	—		371	(2,501	) (8)	572

Total Non-Interest Income	201	2,501		2,702	3,515	—		3,515	(2,501)		3,716

Non-Interest Expenses:
Claims Expense	—	—		—	1,289	—		1,289	—		1,289
SG&A	2,743	1,776	(10)	4,519	7,618	2,501	(8)	10,119	(2,501	) (8)	12,137
Other Interest Expense	—	—		—	337	(279	) (9)	58	—		58
Related Party Corporate Charges	—	—		—	853	—		853	—		853

Total Non-Interest Expenses	2,743	1,776		4,519	10,097	2,222		12,319	(2,501)		14,337

Income (Loss) Before Income Taxes	(3,415)	1,736		(1,679)	11,357	(2,222)		9,135	—		7,456
Income Tax Expense	—	—		—	4,155	(3,954	) (11)	201	—		201

Net Income (Loss)	$(3,415)	$1,736		$(1,679)	$7,202	$1,732		$8,934	$—		$7,255

Common Shares Outstanding:

Number of Common Shares Outstanding—Basic	8,637					11,234	(12)				19,871

Number of Common Shares Outstanding—Diluted	8,637					11,919	(12)				20,556

Income (Loss) per Common Share:

Basic	$(0.40)										$0.37

Diluted	$(0.40)										$0.35
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Walter Investment Management Corp.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2008

				Pro forma				Pro forma	Eliminate		Pro forma
	HCM	Adjustments		HCM	Spinco	Adjustments		Spinco	Intercompany		WIMC
					(dollars in thousands)
Net Interest Income:
Interest Income on Instalment Notes	$10,592	$—		$10,592	$187,094	$—		$187,094	$—		$197,686
Interest Expense	15,135	(3,842	) (10)	11,293	102,115	—		102,115	—		113,408
Interest Rate Hedge Ineffectivness	—	—		—	16,981	—		16,981	—		16,981

Total Net Interest Income	(4,543)	3,842		(701)	67,998	—		67,998	—		67,297
Provision for Loan Losses	—	—		—	21,315	—		21,315	—		21,315

Total Net Interest Income After the Provision	(4,543)	3,842		(701)	46,683	—		46,683	—		45,982

Non-Interest Income:
Premium Revenue	—	—		—	12,164	—		12,164	—		12,164
Other Revenue	3,067	2,300	(8)	5,367	2,182	—		2,182	(2,300	) (8)	5,249

Total Non-Interest Income	3,067	2,300		5,367	14,346	—		14,346	(2,300)		17,413

Non-Interest Expenses:
Claims Expense	—	—		—	5,180	—		5,180	—		5,180
SG&A	13,575	(981	) (10)	12,594	29,330	2,300	(8)	31,630	(2,300	) (8)	41,924
Other Interest Expense	—	—		—	1,370	(1,115	) (9)	255	—		255
Goodwill Impairment Charge	—	—		—	12,291	—		12,291	—		12,291
Provision for Hurricane Losses	—	—		—	3,853	—		3,853	—		3,853
Related Party Corporate Charges	—	—		—	3,469	—		3,469	—		3,469

Total Non-Interest Expenses	13,575	(981)		12,594	55,493	1,185		56,678	(2,300)		66,972

Income (Loss) Before Income Taxes	(15,051)	7,123		(7,928)	5,536	(1,185)		4,351	—		(3,577)
Income Tax Expense	—	—		—	3,099	(2,280	) (11)	819	—		819

Net Income (Loss)	$(15,051)	$7,123		$(7,928)	$2,437	$1,095		$3,532	$—		$(4,396)

Common Shares Outstanding:

Number of Common Shares Outstanding—Basic	8,630					11,241	(12)				19,871

Number of Common Shares Outstanding—Diluted	8,630					11,241	(12)				19,871

Loss per Common Share:

Basic	$(1.74)										$(0.22)

Diluted	$(1.74)										$(0.22)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following pro forma adjustments are included in the pro forma HCM balance sheet adjustments:
1. Exchange Transactions—The exchange transactions are the transactions by which HCM intends to purchase and retire all of the outstanding trust preferred securities of Hanover Statutory Trust I, or HST-I, and HST-II, each in principal amounts of approximately $20 million, and the related debt securities previously issued by HCM that are held by each of HST-I and HST-II. Currently, Taberna Preferred Funding I, Ltd.(“Taberna”), and Amster Trading Company and Ramat Securities, LTD. (together the “Amster Parties”) hold all of the outstanding trust preferred securities of HST-I and HST-II, respectively, and HCM has entered into exchange agreements with each of Taberna and the Amster Parties to acquire (and subsequently cancel) these trust preferred securities. Each of Taberna and the Amster Parties will surrender certificates representing such trust preferred securities at the closing of the exchange transaction.
HCM will pay Taberna a total of $2.25 million of which $0.25 million was paid upon execution of an exchange agreement dated September 30, 2008 and $0.60 million was paid upon the execution of the amendment thereto dated February 6, 2009, with the remainder to be paid at the closing of the merger. Pursuant to a separate exchange agreement dated September 30, 2008, as amended on February 6, 2009, the Amster Parties will receive 6,762,793 shares of HCM common stock valued at $1.29 million along with $0.75 million in cash; the cash is payable at the closing of the merger. This would have resulted in a gain of $43.2 million had the transaction occurred on
March 31, 2009.
2. Immediately after the consummation of the spin off, Spinco will merge into HCM, with HCM continuing as WIMC. As a result of the merger, all of the outstanding limited liability company interests in Spinco will be converted into the right to receive an aggregate number of shares of common stock of WIMC that will result in Walter’s stockholders holding 98.5% of the outstanding equity interests of WIMC immediately after the merger and the stockholders of HCM holding the remaining 1.5% of such equity interests. This adjustment represents the estimated purchase price allocation as of March 31, 2009. For purposes of determining the purchase price allocation, the fair market value of all assets and liabilities of HCM were estimated as of March 31, 2009. The allocation of the $2.2 million purchase price was as follows (in thousands):

Cash	$507
Investment in mortgage securities	3,152
Instalment notes receivable, net	4,555
Other assets	418
Accounts payable and accrued expenses	(2,200)
Mortgage-backed/Asset-backed notes	(2,681)
Other liabilities	(727)
Bargain purchase	(838)

$2,186
3. Adjustments were made to settle pre-existing intercompany balances between HCM and Spinco which resulted in the cancellation of debt in exchange for certain assets. Adjustments were made to expense certain directors and officers tail coverage due to the automatic termination of the existing coverage upon the merger.
     The following pro forma adjustments are included in the pro forma Spinco balance sheet adjustments:
4. An adjustment to reflect the tax exposure retained by Walter as part of the tax sharing arrangement. The amount retained by Walter is $11.2 million net of a tax benefit of $6.1 million at March 31, 2009.
5. An adjustment to reflect the payment of outstanding taxes payable to Walter at the date of the spinoff through a reduction in the receivable from Walter. WMC and Best then made a deemed distribution to Walter by cancelling the remaining receivable balance. This adjustment would have resulted in a dividend to Walter by WMC and Best of $330.6 million had the spinoff and merger occurred on March 31, 2009.
6. Immediately following the spin-off and immediately prior to the merger with HCM, Spinco will make a taxable dividend of cash and Spinco interests to the holders of Walter common stock on the Spin-off Record Date. The cash portion of the taxable dividend will be provided by Walter as a partial repayment of the related party receivable prior to the settlement of the receivable as described above. The taxable dividend will not have an impact on the amount of total Member’s

Equity of Spinco or Stockholders’ Equity of WIMC.
7. In conjunction with our REIT conversion, the deferred tax liabilities were reversed through income as they were no longer necessary with only those related to the taxable REIT subsidiaries remaining. New deferred tax items may result in the future due to any additional non-REIT activities.
     The following pro forma adjustments are included in the pro forma condensed combined statement of operations:
8. An adjustment to eliminate the gain and loss on the settlement of the pre-existing intercompany balances on HCM’s and Spinco’s books, respectively, of the transactions described above in note 3.
9. An adjustment to reflect the tax exposure for interest and penalties retained by Walter as part of the tax sharing arrangement. This would have resulted in an adjustment to increase pre-tax income by $0.3 million and $1.1 million for the three months ended March 31, 2009 and for the year ended December 31, 2008, respectively.
10. An adjustment to reflect the statement of operations impact of the exchange transactions described above in note 1 as if it had occurred at the beginning of each period presented.
11. An adjustment to income tax expense was reflected in the pro forma adjustments based on the assumption that REIT status was elected by Spinco for each period presented and required distributions were made to shareholders. The resulting income tax expense is related to the taxable REIT subsidiaries.
12. The adjustment to both the weighted average shares outstanding and the diluted weighted average shares outstanding is to reflect the additional HCM common shares issued to effect the merger with Spinco.